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               MODIFICATION TO BROWN BROTHERS TERM LOAN AGREEMENT
               --------------------------------------------------

         THIS MODIFICATION TO TERM LOAN AGREEMENT (the "Modification") made and entered into this 28th day of October, 1997, by and among CENTRAL CPVC CORPORATION ("Borrower"); CENTRAL SPRINKLER CORPORATION (the "Parent Company"), CENTRAL SPRINKLER COMPANY (the "Company") and CENTRAL CASTINGS CORPORATION ("Castings") (the Parent Company, the Company, and Castings, collectively, the "Guarantors"); and BROWN BROTHERS HARRIMAN & CO., ("Bank").

                                   BACKGROUND
                                   ----------

                  A. The Borrower, the Guarantors, and the Bank have entered into that certain term loan agreement dated May 30, 1997 (as modified through the date hereof, the "Agreement"), pursuant to which the Bank made a term loan (the "Loan") to the Borrower in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) on the terms and subject to the conditions set forth therein. The Guarantors joined in the Agreement and executed the Guaranty to guaranty and become sureties for the prompt payment and performance of the Borrower's duties, obligations, and liabilities under the Agreement and in connection with the Loan, as provided therein.

                  B. The Borrower, the Guarantors, and the Bank desire to modify and amend the Agreement pursuant to this Modification.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties hereto covenant and agree as set forth below.


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                  1. Incorporation of Background. The Background provisions of this Modification are incorporated herein by reference thereto as if fully set forth in this Modification.

                  2. Defined Terms. Any capitalized terms used in this Modification or the Background provisions hereof which are not so defined, but which are defined in the Agreement, shall have the meanings ascribed to them in the Agreement.

                  3. Additional Defined Terms. The following defined terms are hereby added to Section 1.01 of the Agreement and shall read in their entirety as follows:

                           "Adjusted Current Ratio" shall mean, as at any applicable time and for any Person, the ratio of (i) Current Assets to
         (ii) (A) Current Liabilities plus (B) the outstanding principal balance of the Revolving Credit Facility when calculating the Adjusted Current Ratio of Parent Company hereunder.

                           "Capital Lease Obligations" shall mean, collectively, the obligations of any applicable Person to pay rent or other amounts under any lease of or other arrangement conveying the right to use real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person pursuant to and accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                           "Central Castings Bonds" shall mean, collectively,
         (i) the industrial revenue bonds issued on or about December 5, 1995 by the State Industrial Development Authority of the State of Alabama for the benefit of Castings in the aggregate principal amount of Eight Million Dollars ($8,000,000), and (ii) the industrial revenue bonds issued on or about December 5, 1995 by the Calhoun County

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         Economic Development Council of the State of Alabama for the benefit of
         Castings in the aggregate principal amount of Three Million Dollars ($3,000,000).

                           "Central Castings LC" shall mean that certain standby letter of credit issued on or about December 5, 1995 by First Union National Bank for the benefit of the trustee for the owners of the Central Castings Bonds in the original stated amount of Eleven Million Two Hundred Six Thousand Two Hundred Fifty Dollars ($11,206,250), which letter of credit assures the repayment of the principal of and a certain portion of the interest under the Central Castings Bonds.

                           "Credit Agreement" shall mean the Credit Agreement dated October 28, 1997, by and among Parent Company and certain of its Subsidiaries (including the Company), CoreStates Bank, N.A. as "Agent," and certain "Lenders," pursuant to which the Lenders have agreed to make available the Revolving Credit Facility, and any future amendments or modifications thereof.

                           "Current Assets" shall mean, as at any applicable time and for any Person, the aggregate amount of current assets of such Person and any Subsidiaries thereof on a consolidated basis, after eliminating all intercompany items, as determined in accordance with GAAP applied on a consistent basis.

                           "Current Liabilities" shall mean, as at any applicable time and for any Person, the aggregate amount of current liabilities of such Person and any Subsidiaries thereof on a consolidated basis, after eliminating all intercompany items, as determined in accordance with GAAP applied on a consistent basis.

                           "Debt" shall mean, with respect to any Person at any applicable time (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title

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         retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
         by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the principal portion of all Capital Lease Obligations, (viii) amounts due and payable by such Person in respect of letters of credit, bankers' acceptances or similar obligations, (ix) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (x) any other item of indebtedness that would be reflected on the liabilities side of a balance sheet of such Person in accordance with GAAP. The Debt of any Person shall also include the Debt of any partnership or unincorporated joint venture in which and to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                           "Export" shall mean Central Sprinkler Export
         Corporation, a Barbados corporation and wholly-owned Subsidiary of the Company.

                           "Funded Indebtedness" shall mean, as at any applicable time and for any Person (without duplication), the sum of
         (i) all Debt of such Person and their Subsidiaries for borrowed money,
         (ii) all purchase money Debt of such Person and their Subsidiaries,
         (iii) the principal portion of all obligations of such Person and their Subsidiaries in respect of Capital Lease Obligations, (iv) amounts due and payable by such Person and their Subsidiaries in respect of letters of credit, bankers' acceptances, or similar obligations, (v) all Guaranty Obligations of such Person, and their


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         Subsidiaries with respect to Funded Debt of another Person, (vi) all
         Funded Debt of another Person secured by a Lien on any property of such Person and their Subsidiaries whether or not such Funded Debt has been assumed by such Person or any of its Subsidiaries, and (vii) all Funded Indebtedness of any partnership or unincorporated joint venture to the extent such Person or any of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture; provided, however, that, notwithstanding the foregoing, (A) trade indebtedness, tax and other accruals, tax deferrals and deferred compensation incurred in the ordinary course of such Person's business shall not constitute Funded Indebtedness of such Person for purposes hereof, and (B) the amount of Funded Indebtedness in respect of the Central Castings Bonds for purposes hereof shall be equal to the greater of (x) the aggregate outstanding amount of indebtedness under the Central Casting Bonds, and
         (y) the maximum aggregate liability (fixed or contingent) of the issuer of the Central Castings Bonds under the Central Castings LC.

                           "Guaranty Obligations" shall mean, as at any applicable time and for any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Debt or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Debt or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt, or (iv) to otherwise assure or hold harmless the owner of such Debt or obligation against loss in respect


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         thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made.

                           "Minimum Tangible Net Worth Amount" shall mean, as at any applicable time, (i) Forty-Eight Million Dollars ($48,000,000) plus
         (ii) (A) seventy-five percent (75%) multiplied by (B) the consolidated Net Income of Parent Company and its Subsidiaries for each fiscal year (on a cumulative basis) of Parent Company commencing with the fiscal year ending October 31, 1997; provided, however, no change shall be made to the Minimum Tangible Net Worth Amount by reason of clause (ii) if the consolidated net income of Parent Company is negative for any fiscal year.

                           "Net Income" shall mean, for any applicable period and for any Person, the net income after taxes of such Person and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP consistently applied.

                           "Other Lenders" means CoreStates Bank, N.A., First Union National Bank, and any other Lenders under the Credit Agreement.

                           "Other Lenders' Collateral" shall mean, collectively, all accounts, inventory, and equipment of the Company, Parent Company, and Export, whether now owned or hereafter acquired, and all products and proceeds thereof.

                           "Other Lenders' Security Agreements" shall mean the security agreements dated October 28, 1997, by and among Parent Company, the Company, Export, and the Other Lenders, pursuant to which Parent Company, the Company, and Export have granted to the Other Lenders perfected security interests in the Other

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         Lenders' Collateral, on the terms and conditions set forth therein, and any future amendments or modifications thereto.

                           "Revolving Credit Facility" shall mean the $55,000,000 revolving credit facility made available to Parent Company, the Company and certain of their Subsidiaries pursuant to the Credit Agreement.

                           "Total Capitalization" shall mean, as at any applicable time and for any Person, (i) Funded Debt of such Person plus
         (ii) Tangible Net Worth of such Person.

                  4. Modifications to Existing Defined Terms. The defined terms "Maturity Date" and "Tangible Net Worth" in Sections 2.05 and 1.01, respectively, of the Agreement are hereby modified, amended, and restated to read in their entirety as follows:

                           "2.05 Maturity Date. The Loan shall mature and be repayable in full on that date (the "Maturity Date") which is the earlier of (a) the date on which Borrower refinances the Loan through an IRB or otherwise or (b) January 31, 1998.

                           "Tangible Net Worth" shall mean, as at any applicable time and for any Person, the amount by which (a) the book value of all tangible assets of such Person and their Subsidiaries on a consolidated basis, exceeds (b) the consolidated liabilities of such Person and their Subsidiaries, all as determined in accordance with GAAP applied on a consistent basis.

                  5. Consents of Bank. Notwithstanding anything in the Agreement to the contrary, Bank hereby consents to (a) the Revolving Credit Facility and the Credit Agreement, as it may be amended from time to time, and (b) the grant by the Company, the Parent Company and Export of a security interest in the Other Lenders' Collateral under the Other Lenders' Security Agreements; provided, however, that Bank's consents are conditioned upon, and do not become effective until, the Obligors have deposited an amount

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equal to the outstanding principal balance of the Loan into escrow with the Bank under an "Escrow Agreement" satisfactory to the Bank (the Escrow Agreement will call for income on the escrow to accumulate in the account for the benefit of the Borrower until the escrow money is disbursed in accordance with the Escrow Agreement); provided further, however, that in no event shall the Bank's consents under this paragraph be construed as a consent to the grant by the Borrower of any security interests or other encumbrances in any of the collateral covered by the Bank's Security Agreement, as to all of which Bank shall remain the first and only secured party until the Loan has been repaid in full.

                  6.       Restatement of Financial Covenants.
                           -----------------------------------

                           Section 5.13 of the Agreement is hereby modified,
amended, and restated to read in its entirety as follows:

                           "(a) Parent Company will maintain, on a consolidated basis, Tangible Net Worth of not less than the Minimum Tangible Net Worth Amount."

                           "(b) Parent Company will maintain, on a consolidated basis, an Adjusted Current Ratio of not less than 1.00:1.00 as at the close of each fiscal quarter."

                           "(c) Parent Company will maintain, on a consolidated basis, a ratio of Funded Debt to Total Capitalization of not greater than .65:1.00 as at the close of each fiscal quarter."

                           "(d) Company will maintain, on a consolidated basis, cash and Investments of the type described in Sections 6.3(b) and 6.3(c) of the Credit Agreement of not less than Ten Million Dollars ($10,000,000) in the aggregate at all times."


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                           The above financial covenants are based on the
                           financial covenants in the Credit Agreement. If the financial covenants in the Credit Agreement are amended, the above financial covenants shall be deemed amended likewise. The parties also intend all other affirmative and negative covenants in the Agreement to conform to the affirmative and negative covenants of the Credit Agreement; in the event of a conflict, the covenants in the Credit Agreement shall govern.

                  7. Representations and Warranties. The Borrower and the Guarantors hereby jointly and severally represent and warrant to the Bank that
(i) they have taken all corporate action necessary to authorize the execution, delivery and performance of this Modification; (ii) the Modification has been duly executed and constitutes the valid and legally binding obligation of the Borrower and the Guarantors, enforceable against them in accordance with its term; and (iii) all representations and warranties of the Borrower and the Guarantors set forth in Article 4 of the Agreement are true and correct on and as of the date hereof and no Event of Default or event which, with the giving of any required notice of the expiration of any applicable grace or cure period would become an Event of Default has occurred or is continuing under the Loan Documents.

                  8. Ratification. Except as modified pursuant to this Modification, all of the terms and conditions of the Agreement and all of the other Loan Documents are hereby ratified and affirmed, in the Agreement and all of the other Loan Documents shall continue in full force and effect in accordance with the terms thereof.

                  9. Miscellaneous.
                     --------------

                           (a) Expenses.  The Borrower and the Guarantors agree
to pay all out-of-pocket costs and expenses (including, without limitation, attorneys' fees and expenses)

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in connection with the negotiation and preparation of this Modification, the
Escrow Agreement, and the completion of all transactions contemplated hereby and thereby.

                           (b) Binding Effect. This Modification shall be
binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                           (c) Counterparts. This Modification may be executed
in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterpart taken together shall be deemed to constitute one and the same instrument.


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                           (d) Governing Law. This Modification shall be
governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed and delivered by their duly authorized officers as of the day and year first above written.


                                         CENTRAL CPVC CORPORATION
                                         CENTRAL SPRINKLER CORPORATION
                                         CENTRAL SPRINKLER COMPANY
                                         CENTRAL CASTINGS CORPORATION

                                         By /s/ Albert T. Sabol
                                           ----------------------------------
                                                  Albert T. Sabol
                                                  as Executive Vice President
                                                  of each company


                                         BROWN BROTHERS HARRIMAN & CO.

                                         By /s/ Harry R. Madeira, Jr.
                                           ----------------------------------
                                                  Harry R. Madeira, Jr.
                                                  Manager




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